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                                                             EXHIBIT 3.80.1

                           ARTICLES OF INCORPORATION
                                       OF
                     PAXSON MERCHANDISING VENTURES COMPANY


         The undersigned, acting as incorporator of PAXSON MERCHANDISING VENTURES COMPANY, under the Florida Business Corporation Act, adopts the following Articles of Incorporation.


                                ARTICLE I.  NAME

         The name of the corporation is:

                    PAXSON MERCHANDISING VENTURES COMPANY


                              ARTICLE II.  ADDRESS

         The mailing address of the corporation is:

                         601 Clearwater Park Road
                         West Palm Beach, Florida 33401


                   ARTICLE III.  COMMENCEMENT OF EXISTENCE

         The existence of the corporation will commence at 8:00 A.M. on the date of filing of these Articles of Incorporation.


                            ARTICLE IV.  PURPOSE

         The corporation is organized to engage in any activity or business permitted under the laws of the United States and Florida.


                        ARTICLE V.  AUTHORIZED SHARES

         The maximum number of shares that the corporation is authorized to have outstanding at any time is 10,000 shares of common stock having a par value of $.01 per share.
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              ARTICLE VI.  INITIAL REGISTERED OFFICE AND AGENT

         The street address of the initial registered office of the corporation is 601 Clearwater Park Road, West Palm Beach, Florida 33401 and the name of the corporation's initial registered agent at that address is William L. Watson.


                  ARTICLE VII.  INITIAL BOARD OF DIRECTORS

         The corporation shall have one director initially. The number of directors may be either increased or diminished from time to time, as provided in the bylaws, but shall never be less than one. The name and street address of the initial director is:

                 Name                                       Address
                 ----                                       -------

                 Lowell W. Paxson

                 601 Clearwater Park Road

                 West Palm Beach, Florida 33401



                          ARTICLE VIII.  INCORPORATOR

     The name and street address of the incorporator is:


                 Name                                       Address
                 ----                                       -------

                 Karsten Amlie

                 601 Clearwater Park Road

                 West Palm Beach, Florida 33401


     The incorporator of the corporation assigns to this corporation his rights under Section 607.0201, Florida Statutes, to constitute a corporation, and he assigns to those persons designated by the board of directors any rights he may have as incorporator to acquire any of the capital stock of this corporation, this assignment becoming effective on the date corporate existence begins.

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                              ARTICLE IX.  BYLAWS

     The power to adopt, alter, amend, or repeal bylaws shall be vested in the board of directors and the shareholders, except that the board of directors may not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that the bylaw is not subject to amendment or repeal by the directors.



                             ARTICLE X.  AMENDMENTS

     The corporation reserves the right to amend, alter, change, or repeal any provision in these Articles of Incorporation in the manner prescribed by law, and all rights conferred on shareholders are subject to this reservation.



              The undersigned incorporator, for the purpose of forming a corporation under the laws of the State of Florida, has executed these Articles of Incorporation this 28 day of March, 1996.


                                   /s/ Karsten Amlie
                                   ----------------------------------
                                    Karsten Amlie, Incorporator






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CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE OF
PROCESS WITHIN THIS STATE, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED.


     Pursuant to Chapter 48.091, Florida Statutes, the following is submitted:

     That PAXSON MERCHANDISING VENTURES COMPANY, desiring to organize under the laws of the State of Florida with its initial registered office, as indicated in the Articles of Incorporation, at 601 Clearwater Park Road, City West Palm Beach, State of Florida, has named William L. Watson, as its agent to accept service of process within this state.

ACKNOWLEDGMENT:

     Having been named to accept service of process for the corporation named above, at the place designated in this certificate, I agree to act in that capacity, to comply with the provisions of the Florida Business Corporation Act, and am familiar with, and accept, the obligations of that position.


                                     /s/  William L. Watson
                                     ----------------------------------------
                                     William L. Watson, Registered Agent

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                             ARTICLES OF AMENDMENT
                      OF THE ARTICLES OF INCORPORATION OF
                     PAXSON MERCHANDISING VENTURES COMPANY



     Pursuant to Sections 607.1005 and 607.1006 of the Florida Business Corporation Act, the Articles of Incorporation of PAXSON MERCHANDISING VENTURES COMPANY (the "Corporation"), are hereby amended according to these Articles of
Amendment:



           FIRST: The name of the Corporation is PAXSON MERCHANDISING VENTURES COMPANY

           SECOND: Article I of the Articles of Incorporation is amended in its entirety to read as follows:

                 "The name of the Corporation is PCC Direct, Inc."

           THIRD: The foregoing amendment was adopted by unanimous written consent of the initial incorporator of the Corporation, prior to the issuance of any shares of the Corporation, constituting a sufficient number of votes for the amendment to be approved without shareholder approval in accordance with Section
      607.1005 of the Florida Statutes, on July 15 , 1996.



     IN WITNESS WHEREOF, the undersigned William L. Watson initial incorporator of the Corporation has executed this instrument this 15th day of July, 1996.





                                           /s/ William L. Watson
                                           ---------------------------------
                                           William L. Watson, Incorporator